                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                              Ionics, Incorporated
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [IONICS LOGO]

Ionics, Incorporated
65 Grove Street
Watertown, Massachusetts 02472-2882

Arthur L. Goldstein
Chairman and Chief Executive Officer

                                                                  March 30, 1999

Dear Stockholder:

     You are cordially invited to attend our 1999 Annual Meeting of Stockholders. The meeting is scheduled for 9:30 A.M. on Thursday, May 6, 1999, and will be held in the Auditorium of the BankBoston building, 100 Federal Street, Boston, MA 02110.

     The notice of meeting and proxy statement that follow describe the business to be conducted at the meeting.

     As is our custom, we will give a presentation on the highlights for the year 1998 as well as the current status of our business. I sincerely hope that you will be able to attend this meeting and that you will have the opportunity to meet members of our management team.

     Please sign and return your proxy promptly, whether or not you plan to attend. Your vote is very important to the Company.

     On behalf of the Directors and Officers, I wish to thank you for your interest in the Company.

[50th Anniversary LOGO]
                                            Sincerely,
                                            /s/ Arthur L. Goldstein
                                            ARTHUR L. GOLDSTEIN
                                            Chairman and Chief Executive Officer

                             YOUR VOTE IS IMPORTANT
             Please sign, date and return your proxy card promptly

                                 [IONICS LOGO]

                              IONICS, INCORPORATED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1999

To the Stockholders of
  Ionics, Incorporated:

     Notice is hereby given that the Annual Meeting of Stockholders of Ionics, Incorporated (the "Corporation" or the "Company") will be held in the auditorium of the BankBoston building, 100 Federal Street, Boston, Massachusetts, on Thursday, May 6, 1999 at 9:30 A.M. for the following purposes:

        1. To elect four Class I Directors of the Company, each to serve for a three-year term or until a successor is elected or qualified.

        2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 1999.

        3. To consider and act upon such other matters as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 19, 1999 as the record date for determination of the stockholders entitled to notice of and to vote at the meeting. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, CLERK
                                            Ionics, Incorporated
                                            65 Grove Street
                                            Watertown, Massachusetts 02472-2882
March 30, 1999

     WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

                              IONICS, INCORPORATED

                                65 GROVE STREET
                      WATERTOWN, MASSACHUSETTS 02472-2882

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                 MARCH 30, 1999

     The Notice of the 1999 Annual Meeting of Stockholders of Ionics, Incorporated (the "Company") is set forth on the preceding page and there is enclosed with this Proxy Statement a form of Proxy solicited by the Board of Directors of the Company. This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 6, 1999 (the "Annual Meeting") at 9:30 A.M., local time, in the auditorium of the BankBoston building, 100 Federal Street, Boston, Massachusetts, and any adjournments thereof. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain of the officers and employees of the Company also may solicit Proxies personally or by telephone or telegram. This Proxy Statement is being first sent to stockholders on or about March 30, 1999. A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 1998 (including audited financial statements of the Company) also accompanies this Proxy Statement.

     Only stockholders of record as of the close of business on March 19, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and/or any adjournments thereof. The outstanding stock of the Company on the Record Date entitled to vote consisted of 16,129,804 shares of common stock, $1.00 per share par value (the "Common Stock"). The holders of the outstanding shares of Common Stock are entitled to one vote per share. Stockholders may vote in person or by proxy. Execution of a Proxy will not affect a stockholder's right to attend the meeting and vote in person. All shares represented by valid Proxies received by the Clerk of the Company prior to the meeting will be voted as specified in the Proxy; if no specification is made and if discretionary authority is conferred by the stockholder, the shares will be voted FOR the election of each of the Board's nominees to the Board of Directors in proposal 1; and FOR the ratification of the selection of an auditor in proposal 2. A stockholder giving a Proxy has the power to revoke it at any time prior to its exercise by delivering to the Clerk of the Company a written revocation or a duly executed Proxy bearing a later date, or by attendance at the meeting and voting such shares in person.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker "non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, but not "non-votes," are counted for purposes of determining the number of shares voting on a particular matter submitted to the stockholders for a vote. Neither abstentions nor "non-votes" are treated as having been voted for purposes of determining the approval of any such matter. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker "non-votes" are not considered voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists as of the Record Date the number of shares of the Company's Common Stock beneficially owned by stockholders known by the Company to own more than five percent of such Common Stock outstanding at such date:

                NAME AND ADDRESS OF                  AMOUNT AND NATURE OF      PERCENT OF
                 BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP        CLASS
                -------------------                  --------------------      ----------
Wellington Management Company LLP                        2,253,080(1)               14%
     75 State Street
     Boston, MA 02109
Capital Research and Management Company                  1,370,000(2)              8.5%
     333 South Hope Street
     Los Angeles, CA 90071
Capital Guardian Trust Company                             964,600(3)              6.0%
     11100 Santa Monica Boulevard
     Los Angeles, CA 90025-3384
Hartford Capital Appreciation HLS Fund, Inc.               934,900(4)              5.8%
     200 Hopmeadow Street
     Simsbury, CT 06070

------------

(1) Includes shared voting power as to 1,699,469 shares and shared dispositive power as to all 2,253,080 shares. Wellington Management Company LLP has no sole voting power or sole dispositive power as to any of these shares.

(2) Includes sole dispositive power as to all 1,370,000 shares. Capital Research and Management Company has no voting power and no shared dispositive power as to any of these shares.

(3) Includes sole voting power as to 829,000 shares and sole dispositive power as to all 964,600 shares. Capital Guardian Trust Company has no shared voting power or shared dispositive power as to any of these shares. In addition, its affiliate, Capital International S.A., holds sole voting power and sole dispositive power as to an additional 41,000 shares.

(4) Includes shared voting power and shared dispositive power as to all 934,900 shares. Hartford Capital Appreciation HLS Fund, Inc. has no sole voting power or sole dispositive power as to any of these shares.

     The following table sets forth as of the Record Date the number of shares of Common Stock of the Company beneficially owned by each of the directors (including nominees), each of the current executive officers named in the Summary Compensation Table on page 9 of this Proxy Statement, and all directors (including nominees) and executive officers of the Company as a group (16 persons). Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

                                                              AMOUNT AND NATURE OF        PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(#)       CLASS(#)
                 ------------------------                    -----------------------      ----------
Douglas R. Brown...........................................            16,161(1)                *
William L. Brown...........................................            16,000(2)                *
Arnaud de Vitry d'Avaucourt................................            31,500(3)                *
Kathleen F. Feldstein......................................             2,661(4)                *
Arthur L. Goldstein........................................           636,992(5)+             3.8%
William E. Katz............................................           249,204(6)+             1.5%
Carl S. Sloane.............................................             8,000(7)                *
John J. Shields............................................             9,960(8)                *
Daniel I.C. Wang...........................................             4,161(9)                *

                                                              AMOUNT AND NATURE OF        PERCENT OF
                 NAME OF BENEFICIAL OWNER                    BENEFICIAL OWNERSHIP(#)       CLASS(#)
                 ------------------------                    -----------------------      ----------
Mark S. Wrighton...........................................             9,261(10)               *
Allen S. Wyett.............................................            15,150(11)               *
Robert J. Halliday.........................................            89,236(12)+              *
Stephen Korn...............................................            81,893(13)+              *
Theodore G. Papastavros....................................           152,065(14)+              *
All directors and executive officers as a group (16
  persons).................................................         1,338,395(15)             7.8%

---------------

  # The number of shares of Common Stock deemed outstanding as of the Record
    Date for each individual includes shares of Common Stock outstanding on such date owned by such individual and all shares of Common Stock subject to stock options held by such individual exercisable as of the Record Date or within 60 days after the Record Date.

  *  Less than 1%

  + If certain of the options owned by these executive officers are exercised, certain of the shares would be subject to repurchase in varying amounts if the individual's employment with the Company were to be terminated before specified dates.

 (1) Includes 6,000 shares which Mr. Douglas R. Brown has the right to acquire pursuant to the exercise of stock options.

 (2) Includes 13,000 shares which Mr. William L. Brown has the right to acquire pursuant to the exercise of stock options.

 (3) Includes 9,500 shares which Mr. de Vitry d'Avaucourt has the right to acquire pursuant to the exercise of stock options. Another 12,000 shares, as to which Mr. de Vitry d'Avaucourt shares dispositive power, are held by a financial institution in a fiduciary capacity for the benefit of Mr. de Vitry d'Avaucourt's wife. Such number excludes 341,926 shares held in a trust of which Mr. de Vitry d'Avaucourt's wife is the principal beneficial owner, and also excludes an additional 524,000 shares held in a separate trust, of which Mr. de Vitry d'Avaucourt is the principal indirect beneficiary. Mr. de Vitry d'Avaucourt disclaims beneficial ownership of such 865,926 shares.

 (4) Includes 2,000 shares which Ms. Feldstein has the right to acquire pursuant to the exercise of stock options.

 (5) Includes 424,000 shares which Mr. Goldstein has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 4,437 shares held in the Ionics Section 401(k) Plan for the account of Mr. Goldstein. Does not include 6,800 shares held by members of Mr. Goldstein's immediate family, as to which Mr. Goldstein disclaims beneficial ownership.

 (6) Includes 145,000 shares which Mr. Katz has the right to acquire pursuant to the exercise of stock options. Does not include 8,400 shares held by members of Mr. Katz's immediate family, as to which Mr. Katz disclaims beneficial ownership.

 (7) Includes 7,000 shares which Mr. Sloane has the right to acquire pursuant to the exercise of stock options.

 (8) Includes 9,500 shares which Mr. Shields has the right to acquire pursuant to the exercise of stock options.

 (9) Includes 4,000 shares which Mr. Wang has the right to acquire pursuant to the exercise of stock options.

(10) Includes 9,000 shares which Mr. Wrighton has the right to acquire pursuant to the exercise of stock options.

(11) Includes 13,000 shares which Mr. Wyett has the right to acquire pursuant to the exercise of stock options. Does not include 1,000 shares held by a member of Mr. Wyett's immediate family, as to which Mr. Wyett disclaims beneficial ownership.

(12) Includes 87,000 shares which Mr. Halliday has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 1,013 shares in the Ionics Section 401(k) Plan for the account of Mr. Halliday.

(13) Includes 80,000 shares which Mr. Korn has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 670 shares in the Ionics Section 401(k) Plan for the account of Mr. Korn.

(14) Includes 101,500 shares which Mr. Papastavros has the right to acquire pursuant to the exercise of stock options. Includes beneficial ownership of 2,005 shares in the Ionics Section 401(k) Plan for the account of Mr. Papastavros.

(15) Assumes exercise of options held by the group for all 924,900 shares and that such shares are outstanding.

     The information provided in the above footnotes concerning beneficial ownership in the Ionics Section 401(k) Plan is derived from a Plan statement as of December 31, 1998.

                     EXPLANATION OF AGENDA FOR THE MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS.

     The Company has a Board of Directors currently consisting of four Class I Directors, four Class II Directors and three Class III Directors. Robert B. Luick resigned as a Class III Director on February 22, 1999, leaving a vacancy in that office. The Class I, Class II and Class III Directors currently in office will serve until the annual meeting of stockholders to be held in 1999, 2000 and 2001, respectively, and until their respective successors are duly elected and qualified (or until the director's earlier resignation or removal). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     It is the intention of the persons authorized by the enclosed Proxy, which is solicited by the Board of Directors, to nominate and elect the four persons named in the table below as Class I Directors, all of whom presently serve as Class I Directors. To be elected, each nominee must receive the affirmative vote of a plurality of the issued and outstanding shares of the Common Stock represented in person or by Proxy at the Annual Meeting and entitled to vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ALL THE NOMINEES LISTED BELOW. The following table shows, for each nominee, his or her principal occupation since January 1, 1994 and present positions with the Company, period of past service as a Director, age on March 1, 1999, and directorships of other public companies (i.e., companies subject to the reporting requirements of the Securities Exchange Act of 1934 or registered as investment companies under the Investment Company Act of 1940):

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1994),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                        Directors whose Terms Expire in 1999 (Class I Directors)

Douglas R. Brown                President and Chief Executive Officer,            May 1996 to date
(44)*                           Advent International Corp. (registered
                                investment advisor) (since January 1,
                                1996); Chief Investment Officer, Advent
                                International Corp. (1995); Chief
                                Executive Officer, Advent International
                                plc (1990-1994); Director, Advent
                                International Corp. and Aspen Technology
                                Corp. (computer software)

Kathleen F. Feldstein           President, Economic Studies, Inc.              November 1997 to date
(58)*                           (economic consulting firm) since 1987;
                                Director, Bank America Corp., BellSouth
                                Corporation (telecommunications
                                services, systems and products), John
                                Hancock Mutual Life Insurance Company
                                and Knight-Ridder, Inc. (newspaper
                                publishing)

Arthur L. Goldstein (63)+       President and Chief Executive Officer of            1971 to date
                                the Company (since prior to 1994);
                                Chairman of the Board of the Company
                                since May 1990; Director, Cabot
                                Corporation (specialty chemicals
                                manufacturing and energy products), and
                                State Street Corporation (bank holding
                                company) and State Street Bank and Trust
                                Company

Carl S. Sloane                  Professor of Business Administration,          February 1995 to date
(62)+#                          Harvard Graduate School of Business
                                Administration (since 1991); Director,
                                Sapient Corporation (information
                                technology applications and solutions);
                                The Pittston Company (diversified
                                products and services ); and Rayonier,
                                Inc. (specialty pulps, timber and wood
                                products)

---------------

*  Member of Audit Committee

# Member of Compensation Committee

+  Member of Executive Committee

     The following table contains similar information about the Class II and Class III Directors of the Company, whose terms of office do not expire at the 1999 Annual Meeting and who consequently are not nominees for election in 1999:

                                              PRINCIPAL OCCUPATION
                                            (SINCE JANUARY 1, 1994),
                                             PRESENT POSITIONS WITH                      PERIOD
                                                  THE COMPANY                           OF PAST
                                               AND DIRECTORSHIPS                      SERVICE AS A
           NAME AND AGE                    OF OTHER PUBLIC COMPANIES                    DIRECTOR
           ------------                    -------------------------                  ------------
                        Directors whose Terms Expire in 2000 (Class II Directors)

Arnaud de Vitry d'Avaucourt           Engineering consultant                          1964 to date
(72)*

William E. Katz                       Executive Vice President of the                 1961 to date
(74)                                  Company since prior to 1994

Daniel I.C. Wang                      Institute Professor, Massachusetts            May 1997 to date
(63)*                                 Institute of Technology

Mark S. Wrighton                      Chancellor, Washington University,         November 1993 to date
(49)#                                 St. Louis, Missouri (since July
                                      1995); previously Provost and
                                      Professor of Chemistry,
                                      Massachusetts Institute of
                                      Technology; Director, Helix
                                      Technology Corporation (cryogenic
                                      and vacuum technology products), OIS
                                      Optical Imaging Systems, Inc.
                                      (active matrix liquid crystal
                                      display products), and Cabot
                                      Corporation (specialty chemicals
                                      manufacturing and energy products)

---------------
*  Member of Audit Committee

# Member of Compensation Committee

                                          PRINCIPAL OCCUPATION
                                        (SINCE JANUARY 1, 1994),
                                         PRESENT POSITIONS WITH                        PERIOD
                                              THE COMPANY                             OF PAST
                                           AND DIRECTORSHIPS                        SERVICE AS A
        NAME AND AGE                   OF OTHER PUBLIC COMPANIES                      DIRECTOR
        ------------                   -------------------------                    ------------
                       Directors whose Terms Expire in 2001 (Class III Directors)

William L. Brown                Retired Chairman of the Board, The First          May 1991 to date
(77)*                           National Bank of Boston; Director, G.C.
                                Companies, Inc. (motion picture
                                distribution); Trustee, Bradley Real
                                Estate Trust

John J. Shields                 General Partner, Boston Capital Ventures            1988 to date
(60)#+                          (venture capital) since January 2, 1998;
                                President and Chief Executive Officer,
                                King's Point Holdings Incorporated
                                (diversified business information,
                                technology instrumentation and cranberry
                                cultivation) April 1993 - December 1997;
                                Director, Centennial Technologies, Inc.
                                (manufacturer and marketer of PC cards
                                for microelectronics applications).

Allen S. Wyett                  President, Wyett Consulting Group, Inc.        February 1992 to date
(65)#

---------------
*  Member of Audit Committee

# Member of Compensation Committee

+  Member of Executive Committee

     In addition to the Executive Committee of the Board of Directors, which did not meet during the year, the Company has an Audit Committee, of which Mr. Douglas Brown is Chairman, and a Compensation Committee, of which Mr. Wyett is Chairman. There is no nominating committee of the Board. The Audit Committee meets with management and with the Company's independent auditors at least once and usually twice a year to review financial results and procedures, internal financial controls, audit plans and recommendations. The Compensation Committee reviews and establishes the remuneration to be paid to the executive officers of the Company, reviews the remuneration to be paid other officers, and acts as the administrator of the Company's stock option and restricted stock plans.

     During 1998, the Board of Directors held four meetings. The Audit Committee met twice and the Compensation Committee met once. Except for Mr. Sloane, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served.

     If, at the time of the Annual Meeting, any of the above-named nominees is unable to serve, a circumstance which is not anticipated, and if the enclosed Proxy confers discretionary authority, the persons named in the Proxy will either vote for such substitute nominee(s) as may be designated by the Board of Directors or will vote for a reduction in the number of directors, as determined by the Board.

PROPOSAL 2.  SELECTION OF AN AUDITOR

     The Board of Directors proposes that the firm of PricewaterhouseCoopers LLP, independent certified public accountants, be appointed to serve as auditors for the fiscal year ending December 31, 1999. The ratification of this selection is not required under the laws of Massachusetts, where the Company is incorporated, but the Board of Directors of the Company believes it is sound policy and in the best interests of the stockholders to do so. In the event a majority of the votes cast are against the selection of PricewaterhouseCoopers LLP, the Board will consider the vote and the reasons therefor in future recommendations on the selection of an auditor for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if desired, and is expected to be available to respond to appropriate questions from stockholders who are present at the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THIS SELECTION.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table provides summary information concerning the annual and long-term compensation paid to or earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company during the fiscal years ended December 31, 1998, 1997 and 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                                     AWARDS
                                                            -------------------------
                                                            RESTRICTED    SECURITIES       ALL OTHER
                                    ANNUAL COMPENSATION       STOCK       UNDERLYING    COMPENSATION(3)
        NAME AND                  -----------------------     AWARDS     OPTIONS/SARS   ---------------
   PRINCIPAL POSITION      YEAR   SALARY($)(1)   BONUS($)      ($)          (#)(2)            ($)
   ------------------      ----   ------------   --------   ----------   ------------         ---
Arthur L. Goldstein......  1998     529,600       50,000        0          150,000          53,104
  Chairman of the Board,   1997     509,600      120,000        0                0          43,881
  President and Chief      1996     459,600      250,000        0          150,000          39,154
  Executive Officer

William E. Katz..........  1998     244,100       30,000        0           50,000           8,814
  Executive                1997     234,100       60,000        0                0           7,624
  Vice President           1996     218,100      136,400        0           40,000           7,006

Robert J. Halliday.......  1998     186,600       40,000        0           50,000           3,774
  Vice President, Finance  1997     176,600       60,000        0                0           2,951
  and Chief                1996     164,600       76,250        0           40,000           2,881
  Financial Officer

Theodore G.
  Papastavros............  1998     186,600       30,000        0           50,000           8,585
  Vice President,          1997     176,600       60,000        0                0           6,705
  Strategic Planning       1996     164,600       76,250        0           40,000           6,286

Stephen Korn.............  1998     184,600       30,000        0           40,000           3,838
  Vice President, General  1997     176,600       45,000        0                0           2,815
  Counsel and Clerk        1996     164,600       76,250        0           40,000           2,757

---------------

(1) Salary figures for 1996 include amounts ranging from $6,600 to $9,600 previously categorized as personal benefits.

(2) Options granted in 1998 were granted under the Company's 1997 Stock Incentive Plan ("1997 Plan"). Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options granted under the 1997 Plan have a duration of ten years, and are exercisable in 20% installments commencing on the first anniversary of the date of grant. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder is an employee or within 90 days after termination of employment. Options granted in 1996 were granted under the Company's 1979 Stock Option Plan ("1979 Plan"). Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. Options granted under the 1979 Plan have a duration of ten years and one day, and are immediately exercisable, subject to the Company's right to repurchase a decreasing proportion of any shares purchased upon exercise during the first five years from the date of grant in the event the employee leaves the Company or desires to sell the shares. Such repurchase rights in the Company terminate in the event another entity, person or group acquires 30% or more of the outstanding voting shares of the Company. Options granted under the 1979 Plan may not be transferred by an option holder (other than by the laws of descent or distribution), may be exercised only while the holder is an employee of the Company or a subsidiary, or within 30 days after termination of employment, or by the holder's estate for a period of 90 days after his death.

(3) Comprised of (a) Company matching contributions to officer's account in the Ionics Section 401(k) Plan, available to all employees after an eligibility period, and (b) amounts accrued under the Company's Supplemental Executive Retirement Plan, described below following the Pension Plan Table. Matching 401(k) Plan contributions in 1998 for the Named Executive Officers in their order of presentation were $4,800, $0, $2,500, $4,800 and $2,000, respectively. Amounts accrued under the Supplemental Executive Retirement Plan for the Named Executive Officers in 1998 were $48,304, $8,814, $1,274, $3,785 and $1,838, respectively. Employees may elect to contribute to the Ionics Section 401(k) Plan from 1% to 12% of the amount that they would otherwise receive as cash compensation, and the contributed amounts, subject to certain limitations, are not subject to current federal income taxes. Amounts contributed to the Plan are invested at the direction of the employee in shares of the Company's Common Stock or in shares of one or more of seven mutual funds. The Company contributes to the Plan, for the individual accounts of the participants in the Plan, an amount equal to 50% of the amount each participant has elected to invest, up to 6% of compensation, in Common Stock of the Company. Matching amounts are invested entirely in the Company's Common Stock. The contributions by the Company for any one calendar year cannot exceed an aggregate maximum amount fixed from time to time by the Board of Directors.

STOCK OPTION GRANTS

     The following table provides information concerning the grant of stock options (also reported in the Summary Compensation Table) under the Company's 1997 Stock Incentive Plan during the fiscal year ended December 31, 1998, to the Named Executive Officers. No stock appreciation rights ("SARs") were granted during fiscal 1998.

                            OPTION GRANTS IN 1998(1)

                                                                                                  POTENTIAL
                                                                                              REALIZABLE VALUE
                                                                                                 AT ASSUMED
                                                                                                ANNUAL RATES
                                NUMBER OF         PERCENTAGE OF                                OF STOCK PRICE
                          SECURITIES UNDERLYING   TOTAL OPTIONS                               APPRECIATION FOR
                           OPTIONS GRANTED(1)       GRANTED TO     EXERCISE                    OPTION TERM(2)
                               (SHARES OF           EMPLOYEES        PRICE     EXPIRATION   ---------------------
                              COMMON STOCK)       IN FISCAL 1998   ($/SHARE)      DATE        5%($)      10%($)
                          ---------------------   --------------   ---------   ----------   ---------   ---------
Arthur L. Goldstein.....         150,000                16%         $29.50     8/19/2009    2,782,859   7,052,310
William E. Katz.........          50,000               5.3%         $29.50     8/19/2009      927,620   2,350,770
Robert J. Halliday......          50,000               5.3%         $29.50     8/19/2009      927,620   2,350,770
Theodore G.
  Papastavros...........          50,000               5.3%         $29.50     8/19/2009      927,620   2,350,770
Stephen Korn............          40,000               4.3%         $29.50     8/19/2009      742,096   1,880,616

---------------
(1) All options were granted under the Company's 1997 Stock Incentive Plan. Each option is exercisable for one share of Common Stock, which may be purchased upon exercise with either cash or Common Stock. The options have a duration of ten years and are exercisable in 20% installments annually commencing on the first anniversary of the date of grant. The vesting of the options accelerate so that they become fully exercisable upon the occurrence of a "Change in Control." A Change in Control is defined as the acquisition by any individual, entity or group of 20% or more of the outstanding voting shares of the

    Company; continuing directors constituting less than a majority of the Board of Directors; a business combination in which the stockholders of the Company prior to the business combination do not own beneficially more than 60% of the then outstanding shares of common stock and the combined voting power of the entity resulting from the business combination; or a complete dissolution, liquidation or sale of substantially all the assets of the Company other than to an entity of which former stockholders of the Company own more than 60% of the outstanding voting stock and the combined voting power of such entity. Options may not be transferred by an option holder (other than by will or by the laws of descent and distribution or pursuant to a valid domestic relations order), and may be exercised only while the holder remains an employee or within 90 days after termination of employment.

(2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the options were granted to their expiration date and are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the option holder's continued employment through the period that exercise rights vest and the date on which the options are exercised.

STOCK OPTION EXERCISES

     No stock options were exercised by any of the Named Executive Officers in 1998.

PENSION PLAN

     Employees of the Company and its domestic divisions and subsidiaries (except for employees of the Fabricated Products division based in Bridgeville, Pennsylvania, who participate in a defined contribution pension plan) may at their election participate in the Company's defined benefit retirement plan (the "Retirement Plan") after attaining age 21 and completing one year of service. No benefits vest under the Retirement Plan until an employee has five years of participation, at which time the employee becomes 100% vested. An employee must contribute at least 1% of base salary in order to accrue benefits under the Retirement Plan. The benefits payable upon retirement vary with the years of service and level of compensation while participating in the Retirement Plan. Upon retirement, participants also receive the total of their own contributions to the Retirement Plan plus the earnings thereon. The following table shows the estimated annual Company-provided pension benefits payable to an executive officer or other participant at normal retirement age (age 65) in the Retirement Plan.

                               PENSION PLAN TABLE
                           (ESTIMATED ANNUAL BENEFITS
                             FOR YEARS OF CREDITED
                               SERVICE INDICATED)

  BASE SALARY AT
RETIREMENT DATE(1)                     5        10        15        20        25        30        35        40
------------------                     -        --        --        --        --        --        --        --
     $ 50,000        ..............  $2,841   $ 5,088   $ 6,955   $ 8,823   $10,690   $12,558   $14,426   $16,293
       75,000        ..............   4,262     7,631    10,556    13,482    16,407    19,332    22,257    25,182
      100,000        ..............   5,682    10,175    14,158    18,141    22,123    26,106    30,089    34,072
      125,000        ..............   7,103    12,719    17,759    22,799    27,840    32,880    37,920    42,961
      150,000        ..............   8,524    15,263    21,360    27,458    33,556    39,654    45,752    51,850
      175,000        ..............   9,550    17,412    24,567    31,723    38,878    46,033    53,189    60,344
      200,000        ..............   9,625    18,530    26,739    34,952    43,165    51,378    59,591    67,804
      225,000        ..............   9,625    19,643    28,128    37,255    46,383    55,510    64,638    73,765
      250,000        ..............   9,625    20,756    29,309    37,347    46,383    55,510    64,638    73,765
      300,000        ..............   9,625    22,982    33,295    42,991    52,687    62,383    72,079    81,775
      350,000        ..............   9,625    23,327    35,155    46,509    57,862    69,215    80,569    91,922
      400,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842
      450,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842
      500,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842
      550,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842
      600,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842
      650,000        ..............   9,625    23,327    35,579    47,832    60,084    72,337    84,589    96,842

---------------
(1) Effective January 1, 1994, under Internal Revenue Code Section 401(a)(17), no more than $150,000 of cash compensation may be taken into account in calculating benefits under the Retirement Plan (effective January 1, 1997, this number was adjusted to $160,000).

     Under the terms of the Retirement Plan, only the amount shown as "Salary" in the Summary Compensation Table is covered under "Base Salary" above. The fixed monthly retirement benefit of an officer retiring at normal retirement age (assuming payment is made on a life annuity basis) is determined by the following formula: (i) for years prior to January 1, 1989 -- one half of one percent (0.5%) of the first $550 of base monthly salary as of January 1, 1990, plus one and one-quarter percent (1.25%) of the balance of base monthly salary as of that date, that sum being multiplied by the number of prior years of service; plus (ii) for calendar year 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1, 1990; plus (iii) for each year after December 31, 1989 -- one and one-quarter percent (1.25%) of base monthly salary as of January 1st of that year. Fixed retirement benefits are not subject to deduction for Social Security benefits or other benefits received by officers.

     The Named Executive Officers have been credited with the following years of service, and would receive the following estimated annual benefits at normal retirement age (65): Mr. Goldstein, 38.6 years, $85,895; Mr. Katz, 49.4 years, $53,600; Mr. Halliday, 8.1 years, $53,658; Mr. Papastavros, 42.2 years, $61,368;
and Mr. Korn, 9.3 years, $39,539.

     In 1996, the Company's Board of Directors adopted a Supplemental Executive Retirement Plan for officers and key employees of the Company ("SERP"). The purpose of the SERP is to permit officers and other key employees whose Base Salary exceeds the maximum pay upon which retirement benefits may be accrued in any year to accrue retirement benefits on Base Salary in excess of that amount, equivalent to the benefits that would have been accrued under the Retirement Plan if Base Salary levels over that amount could be taken into account in calculating benefits under that Plan. The SERP is administered by the Compensation Committee of the Board of Directors.

STOCK PLANS

     The Company currently has four stock ownership plans: the 1979 Stock Option Plan; the 1997 Stock Incentive Plan; the 1994 Restricted Stock Plan; and the 1986 Stock Option Plan for Non-Employee Directors. No new stock options will be granted under the 1979 plan, under which options for 1,645,280 shares were outstanding as of December 31, 1998.

CHANGE IN CONTROL SEVERANCE AGREEMENTS

     The Company has entered into Employee Retention Agreements (the "Agreements") with each of the Named Executive Officers and with six other officers of the Company or its subsidiaries. The Agreements have an initial term expiring on December 31, 1999, and are automatically extended on an annual basis unless the Company provides at least three months' notice that the Agreements will not be extended. Each Agreement provides for severance benefits if the employment of the employee is terminated by the Company (other than for Cause, as defined in the Agreement, or by reason of his death or disability) or by the employee for Good Reason (as defined in the Agreement) within 24 months after a Change in Control (as defined in the Agreement). Each Agreement provides that, in the event of a Potential Change in Control (as defined in the Agreement), the employee may not voluntarily resign as an employee, subject to certain conditions, for at least six months after the occurrence of such Potential Change in Control.

     The Agreements provide for the following severance benefits: (i) a lump-sum payment equal to 200% (299% in the case of Mr. Goldstein) of the sum of (x) the employee's average annual base salary in the year of his termination and the prior two years plus (y) the average of the cash bonuses paid or awarded to him in respect of the three fiscal years preceding his termination; and (ii) the continuation of life, disability, dental and group health insurance benefits for a period of 24 months without charge to the employee. To the extent that payments to the employee pursuant to the Agreement (together with any other payments or benefits, such as the accelerated vesting of stock options or restricted stock awards, received by the employee in connection with a Change in Control) would result in the triggering of the provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Agreement provides that the payments to be made pursuant to the Agreement will be reduced to the largest amount that would result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code.

     In addition to the foregoing agreements, the Company's stock option and restricted stock plans provide for immediate lapse of the Company's repurchase rights or vesting of all outstanding options and awards upon any Change in Control (as defined in such plans) of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board of Directors appoints each year from among its members a Compensation Committee (the "Committee"). The Committee, which currently consists of four non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), is responsible for reviewing and establishing the compensation of the executive officers of the Company, and for authorizing grants under the Company's 1997 Stock Incentive Plan (previously under the 1979 Stock Option Plan) and 1994 Restricted Stock Plan. The Committee has furnished this report concerning compensation of executive officers for the fiscal year ended December 31, 1998.

     The compensation program for executive officers involves consideration of cash compensation, the granting of options to acquire the Company's Common Stock, and the granting of restricted stock under the 1994 Restricted Stock Plan.

     Cash Compensation

     Cash compensation of executive officers is structured to include base salary and, based on the achievement of performance objectives, a cash bonus. The Company determines base salary levels of executive officers by comparison to other companies engaged in its industry, represented by those in the "peer group" Index set forth in this Proxy Statement, or in similar industries, subject to an evaluation of comparative overall performance of the companies.

     The policy of the Company is to pay cash bonuses based on the achievement of specified corporate, business unit and individual performance objectives. The cash bonuses listed in the Summary Compensation Table earned by executive officers, as well as by other senior officers, were earned under the Company's Managerial Bonus Program. The Managerial Bonus Program considers both quantitative and qualitative performance. Quantitative performance focuses on two measurements: earnings before interest and taxes (EBIT) achieved by the business unit(s) for which the executive officer has major responsibility or involvement, and EBIT return on the average capital employed by such business unit(s) during the year. Qualitative performance focuses primarily on the degree to which the officer has participated in and contributed to the achievement of specified individual, divisional, departmental or corporate non-financial objectives.

     The Committee, after consideration of management's recommendations, may elect to utilize restricted stock in lieu of a portion of any cash award that might be payable under the Managerial Bonus Program. The Committee may also make discretionary restricted stock awards.

     Budgeted amounts for EBIT and EBIT return on average capital employed are established for each business unit, and for the Company as a whole, early in each fiscal year. At the same time, a corresponding cash bonus target is established for each executive officer based on the budgets of the business unit(s) for which the officer has major managerial responsibility or involvement. The cash bonus actually awarded, determined early in the next fiscal year by the Committee, depends on the extent to which the actual performance of the business unit(s) for which the officer has responsibility or involvement meets or exceeds the budgeted amounts, and on the degree of success in achieving the qualitative objectives.

     The Committee may make discretionary bonus awards in appropriate circumstances in which an executive officer might merit a bonus based on other considerations.

     The 1998 base salary of Mr. Goldstein, the Company's Chief Executive Officer, was established by the Committee in February 1998. In considering Mr. Goldstein's base salary, which was established at $529,600, the Committee compared it to that paid by peer companies and companies in similar industries. In doing so, the Committee reviewed on a comparative basis the Company's multi-year record of continuous improvement in financial results including record revenues, net income and earnings per share; improvements in organizational structure; and generally Mr. Goldstein's leadership in the development of the Company's business.

     Based on the Company's performance in 1998, and in consideration of such performance in the context of the Company's Managerial Bonus Program discussed above, the Committee approved bonuses as provided for under the program to Mr. Goldstein and other executive officers and key employees on February 23, 1999. Under the terms of the program, Mr. Goldstein was awarded a bonus of $50,000.

     Stock Options

     The Committee believes that stock options are an appropriate mechanism to provide senior management with a long-term incentive to strive for the continued growth and success of the Company. The Company's stock option policy, established by the Committee, is to recognize employee leadership and significant contribution to the Corporation, regardless of the employee's level. The Committee also believes that ownership of the Company's stock by management promotes the enhancement of stockholder value by creating a greater community of interest between stockholders and management. Grants of stock options are now made under the 1997 Stock Incentive Plan, approved by the stockholders at the 1997 Annual Meeting. The size of stock option grants made by the Committee is based on evaluation of a recipient's performance, salary level and number of options held as a result of prior grants. On August 19, 1998, the Committee awarded Mr. Goldstein a stock option grant of 150,000 shares, based upon a qualitative assessment since the last stock option granted to him in 1996, including such factors as business development, success in building the Company's marketing programs, strategic business restructuring and additions to the management team. During the fiscal year ended December 31, 1998, options to purchase an aggregate of 237,500 shares of Common Stock were granted to the other executive officers of the Company.

     Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to a public company for compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain types of performance-based compensation, such as that available under the Company's 1979 Stock Option Plan and the 1997 Stock Incentive Plan, will not be subject to the deduction limit if certain requirements set forth in Section 162(m) are met.

                                            Respectfully submitted by the
                                            Compensation Committee
                                                 Allen S. Wyett, Chairman
                                                 John J. Shields
                                                 Carl S. Sloane
                                                 Mark S. Wrighton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

STOCK PERFORMANCE GRAPH

     The Securities and Exchange Commission (the "Commission") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year return to the Company's stockholders (based on appreciation of the market price of the Company's Common Stock) on an indexed basis with (i) a broad equity market index and (ii) an appropriate published industry or line-of-business index, or peer group index constructed by the Company. The following presentation compares the Company's Common Stock price in the five year period from December 31, 1993 to December 31, 1998, to the S&P 500 Stock Index and to a "peer group" index over the same period. The "peer group" index consists of the common stock of Calgon Carbon Corporation, Osmonics, Inc., Pall Corporation and United States Filter Corporation. These corporations are involved in various aspects of the water treatment or liquids separations businesses. The presentation assumes that the value of an investment in each of the Company's Common Stock, the S&P 500 Index, and the peer group index was $100 on December 31, 1993, and that any cash dividends paid by any constituent company (none have been paid by the Company) were reinvested in the same security.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
    IONICS, INCORPORATED, S&P 500 INDEX AND "PEER GROUP" INDEX OF COMPARABLE
                                   COMPANIES

                                                  IONICS, INCORPORATED               S&P 500                   PEER GROUP
                                                  --------------------               -------                   ----------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   126.45                      101.32                       98.99
'1995'                                                   175.31                      139.37                      143.44
'1996'                                                   193.45                      171.35                      159.30
'1997'                                                   157.68                      228.50                      138.68
'1998'                                                   120.65                      293.79                      132.42

DIRECTOR COMPENSATION

     Each director who is not an employee of the Company receives an annual retainer of $10,000, plus a fee of $1,000 for each regular meeting of the Board of Directors attended. In addition, each non-employee Director who is a member of a Committee also receives a fee of $500 for each meeting of the Committee attended, if held on the same day as a Board meeting, or $1,000 per meeting if held on a day on which the Board does not meet. A Committee chairman receives a fee of $1,000 for each Committee meeting attended.

     On August 19, 1998, the Board of Directors adopted the 1998 Non-Employee Directors' Fee Plan ("Fee Plan"). The Fee Plan permits non-employee directors to elect to receive payment of the annual retainer fee in cash or in Common Stock. The valuation of the Common Stock is based on the last reported sales price of the Common Stock on the New York Stock Exchange on the trading date next preceding the date of the Board meeting at which payment will be made. Annual retainer fees are paid in two equal annual installments.

     Under the Company's 1986 Stock Option Plan for Non-Employee Directors (the "1986 Plan"), each person who is not an employee of the Company or any of its subsidiaries and who is elected a Director of the Company is automatically entitled to receive an option for 2,000 shares of Common Stock upon his or her initial election (or, if elected by the Board of Directors, at the time of the next annual meeting of stockholders), and an option to acquire 2,000 additional shares upon completion of each next successive year in office. Options granted under the 1986 Plan have an exercise price equal to the fair market value on the date of grant, do not become exercisable until the expiration of six months from the date of grant, and thereafter may be exercised only during certain "window" periods. Options granted under the 1986 Plan expire ten years after the date of grant, and terminate 30 days after the holder ceases to be a director, or 90 days following a director's death.

                             STOCKHOLDER PROPOSALS

     The Company's 2000 Annual Meeting is presently expected to be held on May 5, 2000. Proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received no later than November 30, 1999, for inclusion in the Company's Proxy Statement and proxy for that meeting, except that if the date of the 2000 Annual Meeting is changed by more than 30 calendar days from the presently expected date, the Company must receive such proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

     Under the Company's By-Laws, stockholder proposals submitted for action at the annual meeting but not proposed for inclusion in the Company's Proxy Statement must be given to the Clerk of the Company not less than 80 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Therefore, stockholders who wish to make a proposal at the 2000 Annual Meeting (other than one that will be included in the Company's proxy materials) must notify the Company no later than February 15, 2000 and no earlier than January 7, 2000. In the case of a special meeting of stockholders, or in the event the annual meeting is called for a date more than 60 days prior to the anniversary date, a stockholder must give such notice no later than 20 days following the date on which notice of the meeting date was mailed or publicly disclosed. Stockholder proposals for nomination of candidates to the Board of Directors are subject to similar time constraints. Articles V and VII of the Company's By-Laws contain certain requirements for the content of such proposals.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1998 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 1998.

                                 OTHER MATTERS

     As of this time, the Board of Directors knows of no other matters to be brought before the meeting. However, if other matters properly come before the meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed Proxy, the persons named in the Proxy will vote the Proxy in accordance with their best judgment as to such matters. Discretionary authority, if conferred by the enclosed Proxy, will include authority to vote on matters concerning which the Company did not receive timely notice pursuant to the provisions of the Company's By-Laws (see "Stockholder Proposals").

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. In addition to soliciting stockholders by mail, certain of the Company's directors, officers and employees, without additional remuneration, may solicit proxies in person or by telephone or other means of electronic communication. Brokers and other custodians, nominees and fiduciaries will be requested to forward proxy-soliciting material to the owners of stock held in their names, and the Company will reimburse such brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by directors, officers and employees of the Company may also be made of some stockholders in person or by mail, telephone or other means of electronic communication following the original solicitation. The Company may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Company does so, it will pay such firm's customary fees and expenses.

                                            By Order of the Board of Directors

                                            STEPHEN KORN, Clerk

Watertown, Massachusetts
March 30, 1999

                                                                     IONCM-PS-99

                              IONICS, INCORPORATED

                  65 GROVE STREET, WATERTOWN, MASSACHUSETTS 02472

                PROXY FOR ANNUAL MEETING TO BE HELD MAY 6, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ARTHUR L. GOLDSTEIN and STEPHEN KORN, and each of them, as Proxies of the undersigned, each with full power to appoint his substitute, and hereby authorizes both of them, or any one if only one be present, to represent and to vote, as designated below, all the shares of Common Stock of Ionics, Incorporated held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 6, 1999, or at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, WITH DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, JUST SIGN AND DATE ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
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Please sign exactly as your name(s) appear(s) on the books of the Corporation.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS?

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


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

                            ------------------------
                              IONICS, INCORPORATED
                            ------------------------

RECORD DATE SHARES:
  401(K) PLAN SHARES:

1. Election of all four Class I Directors listed below.

                                                For All   With-   For All
                                               Nominees   hold    Except
   Douglas R. Brown
Kathleen F. Feldstein                             [ ]      [ ]      [ ]
 Arthur L. Goldstein
    Carl S. Sloane

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME(S) OF THE NOMINEE(S). YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE(S).


                                                  For    Against  Abstain
2. Proposal to ratify the selection of
   PricewaterhouseCoopers LLP as auditors         [ ]      [ ]      [ ]
   for fiscal year ended December 31, 1999.

3. To consider and act upon such other matters as may properly come before the meeting.

   Mark box at right if an address change or comment has been noted on    [ ]
   the reverse side of this card.

                                                                     DETACH CARD



Please be sure to sign and date this Proxy.   Date
                                                   -----------------------------


----Stockholder sign here--------------------------Co-owner sign here----------


DETACH CARD